SUB-ADVISORY AGREEMENT
      THIS SUB-ADVISORY AGREEMENT
(this "Agreement") is made as of August 2, 2017 by
and between Hartford Funds Management
Company, LLC ("Adviser"), a Delaware limited
liability company, and Wellington Management
Company LLP, a Delaware limited liability
partnership ("Sub-Adviser").
      WHEREAS, Hartford Series Fund, Inc. (the
"Company"), a Maryland corporation, is an open-
end management investment company registered
under the Investment Company Act of 1940, as
amended ("1940 Act");
      WHEREAS, the Adviser and the Sub-
Adviser are investment advisers registered under the
Investment Advisers Act of 1940, as amended
("Advisers Act");
      WHEREAS, the Company has retained the
Adviser to render investment advisory services to
the Company pursuant to an Investment
Management Agreement, as may be amended from
time to time (the "Advisory Agreement") on behalf
of each of the Company's series listed in the
Advisory Agreement;
      WHEREAS, the Advisory Agreement
authorize the Adviser to delegate to one or more
other investment advisers any or all of the Adviser's
duties and obligations under the Advisory
Agreement, except for the responsibility for the
oversight and coordination of other service
providers; and
      WHEREAS, the Adviser wishes to retain the
Sub-Adviser to render certain investment advisory
services to the series listed on Schedule A hereto, as
may be amended from time to time (each series, a
"Fund") with respect to the portions of each Fund's
assets allocated to the Sub-Adviser, as determined
from time to time by the Adviser, and the Sub-
Adviser is willing to render such services.
      NOW, THEREFORE, in consideration of
the promises and mutual covenants herein
contained, it is agreed between the Adviser and the
Sub-Adviser as follows:
      1.	Appointment; Investment Adviser
Registration.
      (a)	The Adviser hereby appoints the
Sub-Adviser to act as investment sub-adviser to the
Funds with respect to the portions of the Funds'
assets allocated, from time to time, by the Adviser to
the Sub-Adviser (the "Portfolio") for the periods and
on the terms set forth herein. The Sub-Adviser
accepts the appointment and agrees to furnish the
services set forth herein for the compensation
provided in Section 7 of this Agreement.
      (b)	  The Sub-Adviser (i) represents and
warrants that it is registered as an investment adviser
under the Advisers Act, and (ii) shall continue to be
so registered for so long as this Agreement remains
in effect.
      2.	Services and Duties of Investment
Sub-Adviser.  Subject to the monitoring, supervision
and oversight of the Adviser and the Boards of
Directors of the Company (the "Board"), the Sub-
Adviser will:
            (a)	manage the investment and
reinvestment of assets of each Portfolio in
accordance with each Fund's investment objective
and policies as stated in each Fund's prospectus and
statement of additional information filed with the
U.S. Securities and Exchange Commission ("SEC")
on Form N-1A, as amended and supplemented from
time to time (the "Registration Statement"), and
such other limitations as the Company, each Fund,
the Adviser or a Board may impose with respect to
the Portfolio by advance written notice to the Sub-
Adviser;
            (b)	in consultation with the
Adviser, when appropriate, make  determinations
with respect to the investment of the assets of the
Portfolios and the purchase and sale of a Portfolio's
securities and other instruments, and  take such
steps as may be necessary to implement the same;
            (c)	oversee the placement of
purchase and sale orders on behalf of each Fund in
respect of the Portfolio;
            (d)	engage portfolio managers to
make investment decisions and provide research
services to each Fund in respect of the Portfolio;
            (e)	unless the Adviser or a Board
gives written instructions to the contrary, vote all
proxies solicited by or with respect to the issuers of
securities in which the assets of the Portfolio may
be invested in accordance with the Sub-Adviser's
proxy voting policies and procedures  and in a
manner that complies with applicable law; maintain
records of all proxies voted on behalf of each Fund
in respect of the Portfolio; and provide information
to the Company, the Adviser or their designated
agent concerning proxy voting as may be
reasonably requested by the Adviser of the
Company for purposes of, among other items, Form
N-PX filings;
            (f)	maintain books and records
with respect to each Fund's transactions in respect
of the Portfolio, in accordance with laws, rules and
regulations applicable to the Sub-Adviser; and
            (g)	to the extent requested by the
Adviser or officers of each Fund, cooperate with
and provide reasonable assistance to the Adviser
and the Company's other service providers by: (i)
keeping them fully informed as to such matters that
they may reasonably request; (ii) providing prompt
responses to reasonable requests for information or
assistance; and (iii) establishing agreed processes to
promote the efficient exchange of information.
      In providing those services and in
consultation with the Adviser, the Sub-Adviser will
furnish reports with respect to the Funds at periodic
meetings of the Board and at such other times as
may be reasonably requested by the Adviser or the
Board.  Copies of all such reports shall be furnished
to the Adviser for examination and review within a
reasonable time prior to the presentation of such
reports to the Board, provided that the Sub-Adviser
has been given reasonable time to prepare such
reports.
            (h)	comply in all material
respects with the applicable sections of (i) the 1940
Act and the Advisers Act and all rules and
regulations thereunder and any other applicable
federal and state laws and regulations, (ii) the Sub-
Adviser's compliance policies and procedures, (iii)
the applicable rules and regulations of the U.S.
Commodity Futures Trading Commission
("CFTC"), (iv) the investment objectives, strategies,
policies, limitations and restrictions of the Fund as
described in the Registration Statement as
applicable to the Portfolio, (v) the Company's
articles of incorporation and by-laws or other
organizational documents of the Company, (vi) any
investment guidelines or other instructions received
in writing from the Adviser or the Board, and (vii)
the conditions of any exemptive relief granted by
the SEC on which the Funds rely;
            (i)	manage the assets of the
Portfolio in a manner such that the Portfolio will
comply with the following requirements of the
Internal Revenue Code of 1986, as amended (the
"Code") and regulations issued thereunder: section
851(b)(2) and section 851(b)(3) (and, if applicable,
section 817(h)) solely with respect to the assets of
the Fund which are under its management and based
solely on (x) information and methodologies in
Sub-Adviser's compliance systems, which Adviser
acknowledges are not the official books and records
of the Fund and (y) diversification testing protocols
provided by the Adviser to the Sub-Adviser in
writing; provided, however, that with respect to the
10% voting securities test contained in section
851(b)(3)(A)(ii), the Sub-Adviser will also comply
with such additional requirements as the Company,
each Fund or the Adviser shall furnish to the Sub-
Adviser from time to time (if any); provided,
further, Adviser acknowledges that (aa) the Sub-
Adviser shall not be responsible or liable for
preparing or filing any tax returns for any of the
Funds and (bb) Sub-Adviser is not the tax agent for
any Fund.  In the event the of a breach of the above
requirements of the Code or upon the Adviser's
notification of the Sub-Adviser of a potential breach
of the above requirements of the Code, the Sub-
Adviser and Adviser will discuss the corrective
actions to be taken by the Sub-Adviser prior to the
20th calendar day following quarter end;
            (j)	keep the Adviser and/or the
Board informed of developments materially
affecting each Fund's Portfolio;
            (k)	make available to the Board,
the Adviser, each Fund's Chief Compliance
Officer(s) ("CCO") and the Company's
administrator, promptly upon their request, such
copies of its records with respect to each Fund as
may be required to assist in their compliance with
applicable laws and regulations. As reasonably
requested by a Board or the Adviser, the Sub-
Adviser will complete periodic or special
questionnaires and furnish to such Board and/or the
Adviser such periodic and special reports regarding
each Fund and the Sub-Adviser including, but not
limited to, reports concerning transactions and
performance of the Portfolio, quarterly and annual
compliance reports and certifications, quarterly tax
compliance certifications, reports regarding
compliance with the Company's policies and
procedures, quarterly reports identifying any
Material Compliance Matters (as defined under
Rule 38a-1 of the 1940 Act) and any material
changes to the Sub-Adviser's compliance program
(including material revisions to compliance policies
and procedures), procedures for opening brokerage
accounts and commodity trading accounts, liquidity
determinations for securities or other instruments
held by a Fund,  compliance with the Sub-Adviser's
Code of Ethics, and such other procedures or
requirements that the Adviser may reasonably
request from time to time;
            (l)	make available to the Board
and the Adviser at reasonable times its portfolio
managers and other appropriate personnel as
mutually agreed by the Adviser and Sub-Adviser,
either in person or, at the mutual convenience of the
Board, the Adviser and the Sub-Adviser, by
telephone, in order to review the investment
policies, performance and other matters relating to
the management of the Funds;
            (m)	provide certifications or sub-
certifications to the Adviser on a timely basis as to
the accuracy of the information contained in draft
reports to shareholders, registration statements or
portions thereof or other documents solely as it
relates to the Sub-Adviser or the Portfolio;
            (n)	not use material, non-public
information concerning portfolio companies that
may be in its possession or the possession of any of
its affiliates in contravention of applicable law;
            (o)	promptly notify the Adviser,
the Company and the Board in the event that the
Sub-Adviser or any of its affiliates becomes aware
that the Sub-Adviser: (i) is subject to a statutory
disqualification that prevents the Sub-Adviser from
serving as investment adviser pursuant to this
Agreement; (ii) fails to be registered as an
investment adviser under the Advisers Act or under
the laws of any jurisdiction in which the Sub-
Adviser is required to be registered as an investment
adviser in order to perform its obligations under this
Agreement; (iii) is the subject of an administrative
proceeding or enforcement action by the SEC or
other regulatory authority; provided, however, such
notice to be provided with respect to this item (iii)
may be in the form of a monthly certificate whereby
Sub-Adviser (or any of its affiliates) certifies that it
is either aware, or not aware, of any proceeding or
enforcement action as described in this item (iii);
(iv) is served or otherwise receives notice of any
action, suit, proceeding, inquiry or investigation, at
law or in equity, before or by any court, public
board or body, or governmental authority, involving
the affairs of any Fund; (v) is served or otherwise
receives notice of any action, suit, proceeding,
inquiry or investigation, at law or in equity, before
or by any court, public board or body, or
governmental authority, involving the affairs of the
Sub-Adviser that would reasonably be expected to
have a material effect on the Adviser or their
affiliates; or (vi) is involved in any pending
litigation or administrative proceeding brought
against the Sub-Adviser or any of its management
persons (as defined in Rule 206(4)-4 under the
Advisers Act).  The Sub-Adviser further agrees to
notify the Adviser and the Company promptly
should the Sub-Adviser become aware of: (i) a
material misstatement contained in Company's
Registration Statement, as amended and
supplemented from time to time, regarding the Sub-
Adviser or the Fund's investment strategy; or (ii)
any statement contained in the Company's
Registration Statement that becomes untrue in a
material respect. The Sub-Adviser will promptly
notify the Adviser, the Company and the Board if
its chief executive officer or any member of the
portfolio management team named in the
Registration Statement for any Fund changes, or if
there is an actual change in control or management
of the Sub-Adviser within the meaning of Rules 2a-
6 and 202(a)(1)-1 under the 1940 Act and Advisers
Act, respectively;
            (p)	subject to Section 14, not
disclose information regarding a Fund's
characteristics, trading history, portfolio holdings,
performance information or any other related
information to any third-party, except in compliance
with the Company's policies on disclosure of
portfolio holdings;
            (q)	provide the Adviser, the
Company or the Board with such information and
assurances (including certifications and sub-
certifications) as the Adviser, the Company or the
Board may reasonably request from time to time in
order to assist the Adviser, the Company or the
Board in complying with applicable laws, rules and
regulations, including requirements in connection
with the preparation and/or filing of the Fund's
Form N-CSRs, Form N-Qs, Form N-PORT, and
Form N-CEN or any similar SEC filing that may
require reasonable assistance from the Sub-Adviser;
            (r)	provide reasonable assistance
(as required by the Company's valuation policy, as
amended from time to time) to the Adviser,
custodian or recordkeeping agent for the Company
in determining or confirming, the value of any
portfolio securities or other assets of the Fund for
which the Adviser, custodian or recordkeeping
agent seeks assistance from the Sub-Adviser or
identifies for review by the Sub-Adviser (which
valuation shall be based on the Sub-Adviser's fair
valuation procedures);
            (s)	not consult with any other
investment sub-adviser of the Company  (if any), or
with the sub-adviser to any other investment
company (or separate series thereof) managed by
the Adviser concerning a Fund's transactions in
securities or other assets, except for purposes of
complying with the conditions of Rule 12d3-1(a)
and (b) under the 1940 Act, and, to the extent that
multiple sub-advisers may be engaged to provide
services to any Fund, the Sub-Adviser shall be
responsible for providing investment advisory
services only with respect to the Fund allocated to
the Sub-Adviser by the Adviser; and
            (t)	provide the Adviser and the
Company  with a copy of its Form ADV as most
recently filed with the SEC, notify the Adviser
promptly with respect to any material amendment to
the Sub-Adviser's ADV and notify the Adviser on a
timely basis (which shall be no later than the
quarterly certification provided pursuant to Section
10(a)(3) of this Agreement) of any other
amendments to the Sub-Adviser's Form ADV and,
in each case,  furnish a copy of such amendments to
the Company  and the Adviser.
      The Sub-Adviser further agrees that it may
perform any or all the services contemplated by this
Agreement directly or through such of its
subsidiaries or other affiliated persons as it believes
reasonably necessary to assist it in carrying out its
obligations under this Agreement as permitted by
applicable law.
      3.	Brokerage.  The Sub-Adviser may
place orders pursuant to its investment
determinations for each Fund directly with the
issuers of the securities, or with brokers or dealers
selected by the Sub-Adviser. Neither the Sub-
Adviser, nor any of its partners, members, directors,
officers, or employees, as applicable, may act as
principal or agent or receive any commissions in
connection with the foregoing transactions.  The
Sub-Adviser may, in respect of the Portfolio, open
and maintain brokerage accounts of all types on
behalf of and in the name of a Fund. The Sub-
Adviser may enter into standard customer
agreements with brokers and direct payments of
cash, cash equivalents and securities and other
property into such brokerage accounts as the Sub-
Adviser deems desirable or appropriate. In selecting
brokers or dealers to execute transactions on behalf
of a Fund, the Sub-Adviser shall seek "best
execution".  In assessing "best execution", the Sub-
Adviser will consider all factors it deems relevant,
including, but not limited to, the breadth of the
market in the security, the price of the security, the
financial condition and execution capability of the
broker or dealer and the reasonableness of the
commission, if any, for the specific transaction and
on a continuing basis. In selecting broker-dealers to
execute a particular transaction, and in evaluating the
best overall terms available, the Sub-Adviser is
authorized to consider the brokerage and research
services (as those terms are defined in Section 28(e)
of the Securities Exchange Act of 1934, as amended
(the "1934 Act")) provided to the Fund and/or other
accounts over which the Sub-Adviser or its affiliates
exercise investment discretion. The parties hereto
acknowledge that it is desirable for the Company
that the Sub-Adviser have access to supplemental
investment and market research and security and
economic analysis provided by broker-dealers who
may execute brokerage transactions at a higher cost
to a Fund than may result when allocating brokerage
to other brokers on the basis of seeking the most
favorable price and efficient execution. Therefore,
the Sub-Adviser may cause such Fund to pay a
broker-dealer that furnishes brokerage and research
services a higher commission than that which might
be charged by another broker-dealer for effecting the
same transaction, provided that the Sub-Adviser
determines in good faith that such commission is
reasonable in relation to the value of the brokerage
and research services provided by such broker-
dealer, viewed in terms of either the particular
transaction or the overall responsibilities of the Sub-
Adviser to such Fund in compliance with Section
28(e) of the 1934 Act. It is understood that the
services provided by such brokers may be useful to
the Sub-Adviser in connection with the Sub-
Adviser's services to other clients.  The Sub-Adviser
may, but shall not be obligated to, aggregate or
bunch orders for the purchase or sale of securities for
any Fund with orders for its other clients where: (i)
such aggregation or bunching of orders is not
inconsistent with such Fund's investment objectives,
policies and procedures and (ii) the allocation of the
securities so purchased or sold, as well as the
allocation of expenses incurred in any such
transaction, shall be made by the Sub-Adviser in a
manner that complies with the Sub-Adviser's trade
allocation policies and procedures and is fair and
equitable in the judgment of the Sub-Adviser and is
consistent with the Sub-Adviser's fiduciary
obligations to such Fund and each of its other clients.
Broker or dealers selected by the Sub-Adviser for the
purchase and sale of securities or other investment
instrument for the Fund may include brokers or
dealers affiliated with the Sub-Adviser, provided
such orders comply with Rule 17e-1 and Rule 10f-3
under the 1940 Act and the Company's Rule 17e-1
and Rule 10f-3 Procedures.
      4.	Books, Records and Regulatory
Filings.
            (a)	The Sub-Adviser agrees to
maintain and to preserve for the applicable periods
any such records as are required to be maintained
by the Sub-Adviser with respect to the Fund by the
1940 Act and rules adopted thereunder, and by any
other applicable laws, rules and regulations. The
Sub-Adviser further agrees that all records that it
maintains for the Funds are the property of the
Funds and it will promptly surrender any of such
records upon request; provided, however, that the
Sub-Adviser may retain copies of such records for
the applicable periods they are required by law to be
retained, and thereafter shall make all reasonable
efforts to destroy such records.
            (b)	The Sub-Adviser agrees that
it shall furnish to regulatory authorities having the
requisite authority any information or reports in
connection with its services hereunder that may be
requested in order to determine whether the
operations of a Fund are being conducted in
accordance with applicable laws, rules and
regulations.
            (c)	The Sub-Adviser shall make
all filings with the SEC required of it pursuant to
Section 13 of the 1934 Act with respect to its duties
as are set forth herein, provided however, that the
Adviser shall make Form 13F notice filings and
Schedule 13G filings in respect of the Portfolios as
may be required by the Funds. The Sub-Adviser
also shall make all required filings on Schedule 13D
and Form 13F (as well as other filings triggered by
ownership in securities under other applicable laws,
rules and regulations) in respect of the Portfolio as
may be required of the Funds due to the activities of
the Sub-Adviser. The Sub-Adviser shall be the sole
filer of Form 13F with respect to the Portfolio of the
Funds.
      5.	Class Action Filings.  The Sub-
Adviser is not responsible for making any class
action filings on behalf of the Company.
      6.	Standard of Care, Limitation of
Liability; Indemnification and Insurance.
            (a)	The Sub-Adviser shall
discharge its duties under this Agreement with the
care, skill, prudence and diligence under the
circumstances then prevailing that a prudent
investment professional acting in a similar capacity
and familiar with such matters would use. Unless
the Sub-Adviser has breached the standard of care
set forth in this Agreement or under applicable law,
the Sub-Adviser shall not be subject to any liability
to the Company, the Adviser or any Fund or to any
other person or entity, for any act or omission of
itself or of any other person or entity, in the course
of, or connected with, performing its obligations
under the Agreement.  Provided the Sub-Adviser
has breached the standard of care set forth above,
the Sub-Adviser shall indemnify and hold harmless
the Adviser and its affiliates from, any and all
claims, losses, expenses, obligations and liabilities
(including reasonable attorney's fees) to which any
of the Adviser or its affiliates may become subject
arising out of or resulting from (i) the Sub-Adviser
causing a Fund to be in material violation of any
applicable federal or state law, rule or regulation or
in violation of any investment policy or restriction
set forth in such Fund's current Registration
Statement or the most current written guidelines,
investment policies or instruction provided in
writing by the Board or the Adviser in advance to
Sub-Adviser, (ii) any untrue statement of a material
fact contained in the Registration Statement, proxy
materials, reports, advertisements, sales literature,
or other materials pertaining to the Sub-Adviser or
the Portfolio managed by the Sub-Adviser or the
omission to state therein a material fact known to
the Sub-Adviser that was required to be stated
therein or necessary to make the statements therein
not misleading, if such statement or omission was
made in reliance upon information furnished to the
Adviser or the Company by the Sub-Adviser in
writing for use therein; (iii) a material breach of this
Agreement by the Sub-Adviser; or (iv) any willful
misfeasance, bad faith, negligence or reckless
disregard on the part of the Sub-Adviser in the
performance of its duties and obligations under this
Agreement (except to the extent such loss results
from Adviser's or the Company's own willful
misfeasance, bad faith, negligence or reckless
disregard in the performance of their respective
duties and obligations under the Advisory
Agreement or this Agreement).  Nothing contained
in this Agreement shall constitute a waiver or
limitation of rights that the Company or a Fund may
have under federal or state securities laws.
            (b)	The Sub-Adviser agrees that
any obligations of the Company or a Fund arising in
connection with this Agreement shall be limited in
all cases to such Fund and its assets, and the Sub-
Adviser shall not seek satisfaction of any such
obligation from any other fund of the Company or
the shareholders or any individual shareholder of
such Fund or any other Fund. Nor shall the Sub-
Adviser seek satisfaction of any such obligation
from the Directors of the Company (each, a
"Director" and, together, the "Directors") or any
individual Director or any officers.
            (c)	As used in this Section 6, the
term "Sub-Adviser" shall include any partners,
members, officers, directors, employees,
independent contractors or other affiliates of the
Sub-Adviser performing services with respect to the
Funds.
            (d)	The Adviser agrees to
indemnify and hold harmless the Sub-Adviser from
and against any and all claims, losses, expenses,
obligations and liabilities (including reasonable
attorney's fees) to which the Sub-Adviser may
become subject arising out of or resulting from, the
Adviser's willful misfeasance, bad faith or
negligence in the performance of its obligations and
duties under this Agreement, or by reason of its
reckless disregard of its obligations and duties
under this Agreement (except to the extent such loss
results from the Sub-Adviser's own willful
misfeasance, bad faith, negligence or reckless
disregard in the performance of its duties and
obligations under this Agreement), or a material
breach of this Agreement by the Adviser (other than
a breach by Adviser of its payment obligation under
Section 7).
            (e)	The Sub-Adviser shall
maintain errors and omissions insurance coverage
and fidelity insurance coverage, each in the amounts
as reasonably necessary to meet obligations under
this Agreement, and from insurance providers that
are in the business of regularly providing insurance
coverage to investment advisers.  The Sub-Adviser
shall provide prior written notice to the Adviser (i)
of any material changes in its insurance policies or
insurance coverage; or (ii) if any material claims
will be made on its insurance policies.
Furthermore, it shall upon request provide to the
Adviser any information it may reasonably require
concerning the amount of or scope of such
insurance.
      7.	Compensation.  The Sub-Adviser
shall be compensated for the services rendered
pursuant to this Agreement as follows: the Adviser
shall pay the Sub-Adviser, no later than the sixtieth
(60th) day following the end of each quarter, a fee
based on the net assets attributable to each Fund, in
accordance with the terms set forth on Schedule B
attached hereto, as may be amended from time to
time.
      8.	Expenses.  The Sub-Adviser will bear
all expenses in connection with the performance of
its services under this Agreement; provided,
however, the Sub-Adviser shall not be responsible
for the expenses incurred by the Company and the
Funds, for example (without limitation): (a) interest
expenses, dividend expenses and acquired fund fee
expenses; (b) taxes; (c) brokerage commissions and
other costs in connection with purchase or sale of
securities or other investments; and (d) custodian
fees and expenses.
      9.	Services to Other Companies or
Accounts.  The investment advisory services of the
Sub-Adviser to the Funds under this Agreement are
not to be deemed exclusive, and the Sub-Adviser
shall be free to render similar services to other
investment companies and clients (whether or not
their investment objective and policies are similar
those of the Fund) and to engage in other activities.
If the Sub-Adviser provides any advice to its clients
concerning investment in the shares of any Fund, the
Sub-Adviser shall act solely for such clients in that
regard and not in any way on behalf of the Adviser,
the Company or the Fund.
      10.	Compliance Matters.
            (a)	The Sub-Adviser understands
and agrees that it is a "service provider" to the
Company as contemplated by Rule 38a-1 under the
1940 Act. As such, the Sub-Adviser agrees to
provide reasonable assistance to the Adviser and the
Company and its Directors and officers, including
each Fund's CCO, with respect to (i) any and all
compliance-related matters, and (ii) the Company's
efforts to assure that each of its service providers
adopts and maintains policies and procedures that
are reasonably designed to prevent violation of the
"federal securities laws" (as that term is defined by
Rule 38a-1) by the Company, the Adviser and the
Sub-Adviser. In this regard, the Sub-Adviser shall:
            (1)	as reasonably
requested and after consultation with the
Adviser, submit to a Board for its
consideration and approval, the Sub-
Adviser's compliance program, it being
understood that the Sub-Adviser's obligation
under Section 2(e) of this Agreement to vote
all proxies solicited by or with respect to the
issuers of securities in which the assets of
the Portfolio may be invested shall be
subject to the fulfillment of the condition
that such Board approve the Sub-Adviser's
proxy voting policies and procedures;
            (2)	submit annually to the
Fund's CCO and the Adviser for
consideration by the Board, the Sub-
Adviser's Annual Compliance Report
discussing the adequacy and effectiveness of
the Sub-Adviser's compliance program, and
fully describing any material amendments to
such compliance program since the most
recent such report;
            (3)	provide periodic
reports, certifications and information
concerning the Sub-Adviser's compliance
program to the Adviser including, but not
limited to, the following:
            (i)	Quarterly
Compliance Certifications, including
any required attachments, no later
than the tenth (10th) business day
after each calendar quarter;
            (ii)	Annual
Survey to Sub-Advisers, including
any required attachments, no later
than the tenth (10th) business day of
February each year, provided that
Adviser has provided Sub-Adviser
the documentation sufficiently in
advance for Sub-Adviser to comply
with the timing requirement under
this item (ii); and
            (iii)	Annual Report
on Code of Ethics Matters, including
any required attachments, no later
than the tenth (10th) business day of
February each year.
            (4)	provide the Adviser
and the Company and its Directors and
officers with reasonable access to
information regarding the Sub-Adviser's
compliance program, which access shall
include on-site visits with the Sub-Adviser
as may be reasonably requested from time to
time;
            (5)	permit the Adviser
and the Company and its Directors and
officers to maintain an active working
relationship with the Sub-Adviser's
compliance personnel by, among other
things, providing the Adviser and the Fund's
CCO and other officers with reasonable
access to individuals within the Sub-
Adviser's organization to discuss and
address compliance-related matters;
            (6)	use commercially
reasonable efforts to maintain business
continuity, disaster recovery and backup
capabilities and facilities necessary to
perform its obligations hereunder with
minimal disruptions or delays; and on a
timely basis as the Adviser may reasonable
request, the Sub-Adviser shall provide to the
Adviser access to its written business
continuity, disaster recovery and backup
plan(s) or sufficient information and written
certification regarding such plans with
respect to the Company to satisfy the
Adviser's and Company's reasonable
inquiries to assist the Company in
complying with Rule 38(a)-1 under the 1940
Act;
            (7)	provide the Adviser
and its chief compliance officer and the
Company and its officers, including the
Fund's CCO, with such certifications as may
be reasonably requested; and
            (8)	reasonably cooperate
with any independent registered public
accounting firm engaged by the Company or
the Adviser, ensure that all reasonably
necessary information and the appropriate
personnel are made available to such
independent registered public accounting
firm, to support the expression of the
independent registered public accounting
firm's opinion, and each year provide the
Adviser and such independent registered
public accounting firm with a copy of the
most recent SSAE 16 Report (or equivalent),
if any, prepared by the Sub-Adviser's
independent auditors regarding the Sub-
Adviser's internal controls.
            (b)	The Sub-Adviser represents,
warrants and covenants that it has implemented and
shall maintain a compliance program to meet the
requirements of Rule 206(4)-7 under the Advisers
Act.
      11.	Representations and Warranties. The
Adviser represents and warrants to the Sub-Adviser,
on an on-going basis, that:

            (a)	Each Fund is a "Qualified
Purchaser" within the meaning of Investment
Company Act of 1940; and
            (b)	Each Fund is a "Qualified
Eligible Person" as defined in CFTC Rule 4.7, and
is either a member of, or exempt from any
requirement to become a member of, the National
Futures Association, and will maintain and renew
such membership or exemption during the term of
this Agreement.
      Further, the Adviser and the Sub-Adviser
agree as follows:
            (a)	The Adviser authorizes the
Sub-Adviser to invest in derivatives for each Fund
in accordance with each Fund's investment
objective and policies as stated in the Registration
Statement.  The Adviser agrees that the Sub-
Adviser, on a Fund's behalf, and on such terms as
the Sub-Adviser deems appropriate, may take any
all such steps as may be required or permitted by
the rules and regulations and/or by appropriate
market practice to engage in derivatives
transactions, including entering into ISDA
agreements, clearing agreements, completing
documentation, including documentation for
clearing facilities, making representations and
granting, and providing or executing counterparty
documentation and account opening documentation
on a Fund's behalf, on such terms as the Sub-
Adviser deems appropriate, in consultation with the
Adviser.
            (b)	Further, subject to the
limitations under the 1940 Act, the Adviser on
request of the Sub-Adviser or the Sub-Adviser may,
acting as agent on a Fund's behalf, agree to a
collateral mechanism with counterparties in the
market and instruct the custodian to advance cash or
securities as collateral to an account designated by
the Fund's custodian and counterparty, broker
and/or futures commission merchant ("FCM") (as
applicable) to meet margin/collateral payments if
and to the extent required by the rules of exchanges
or markets on which such instruments are dealt or
as may have been agreed in any master agreement
or other contract with a counterparty, including with
respect to agency MBS collateral. The Adviser
authorizes the Sub-Adviser, to the extent required
by regulatory agencies or market practice, to reveal
its and/or a Fund's identity and address to any
counterparty, broker or FCM through which or with
which financial derivatives and foreign exchange
instruments are traded or cleared. The Sub-Adviser
may use such clearing firm as it deems appropriate
to clear its derivatives transactions. The Adviser
covenants that the Fund has full capacity to invest
in financial derivatives and foreign exchange
instruments.
            (c)	The Sub-Adviser
acknowledges that it will operate each Fund as an
exempt account under CFTC Rule 4.5, other than
the Funds that have elected to register with the
CFTC as a commodity pool which are disclosed in
the Company's Statement of Additional
Information, which may be amended from time to
time.
      12.	Duration and Termination.
            (a)	This Agreement shall be
effective immediately as of the date set forth above.
This Agreement, unless sooner terminated as
provided herein, and shall continue year to year
thereafter, provided each continuance is specifically
approved at least annually by (i) the vote of a
majority of the Directors or (ii) a vote of a
"majority" (as defined in the 1940 Act) of such
Fund's outstanding voting securities, provided that
in either event the continuance is also approved by a
majority of the Directors who are neither (A) parties
to this Agreement nor (B) "interested persons" (as
defined in the 1940 Act) of any party to this
Agreement, by vote cast in person (to the extent
required by the 1940 Act) at a meeting called for the
purpose of voting on such approval.
            (b)	This Agreement is terminable
with respect to any particular Fund, without penalty,
on sixty (60) days' written notice to the Sub-
Adviser: (i) by the Company, pursuant to (A) action
by the Board or (B) the vote of the holders of a
"majority" (as defined in the 1940 Act) of the
shares of such Fund or (ii) by the Adviser. This
Agreement is terminable with respect to a Fund,
without penalty, by the Sub-Adviser upon ninety
(90) days' written notice to the Adviser and the
Company. In addition, this Agreement will
terminate with respect to a Fund in the event of the
termination of the Advisory Agreement with respect
to such Fund. This Agreement will be terminated
automatically in the event of its "assignment" (as
defined in the 1940 Act).
            (c)	In the event of a termination
of this Agreement for any reason with respect to a
Fund, the Sub-Adviser shall reasonably cooperate
with any transition manager or successor investment
sub-adviser and with the Adviser in transitioning
the management of that portion of the Portfolio with
respect to such Fund to one or more new sub-
advisers or to the Adviser, including, without
limitation, providing the transition manager, at such
intervals as the transition manager may request,
with a list of holdings for such portion of the
Portfolio and such other information as required by
the transition management agreement, into which
the Adviser and the transition manager will, at that
time, enter.
            (d)	Termination of this
Agreement with respect to a Fund shall not affect
this Agreement with respect to the remaining Funds,
and the provision of services by the Sub-Adviser
with respect to such remaining Funds shall continue
to be governed by this Agreement.  Upon the
termination of this Agreement with respect to a
Fund, Schedule A shall be amended to reflect only
those Funds that still remain.  If no Funds remain,
this Agreement shall terminate.
            (e)	Termination of this
Agreement shall not affect the rights or obligations
of the Adviser, the Adviser Indemnitees and the
Sub-Adviser under Section 6 of this Agreement.
      13.	Use of Name.
            (a)	The Sub-Adviser hereby
consents to the use of its name and the names of its
affiliates in the Funds' disclosure documents and
shareholder or intermediary communications.
Except as otherwise permitted by the terms of that
certain Trademark License Agreement (as amended
from time to time, "Trademark Agreement") dated
as of March 18, 2013 between Hartford (as defined
therein) and Wellington (as defined therein), neither
party will use: the name of the other party
(including the use of logos or other identifying
marks) or refer to the other party in marketing and
promotional materials without prior notification to
and authorization by the party to be so named, such
authorization not to be unreasonably withheld by
either party.  It is understood that the name of each
party to this Agreement, and any derivatives thereof
or logos associated with that name, is the valuable
property of the party in question and its affiliates,
and that each other party has the right to use such
names pursuant to the relationship created by, and
in accordance with the terms of, this Agreement
and/or the Trademark Agreement only so long as
this Agreement and the Trademark Agreement shall
continue in effect. Upon termination of this
Agreement and the Trademark Agreement, the
parties shall forthwith cease to use the names of the
other parties (or any derivative or logo) as
appropriate and to the extent that continued use is
not required by applicable laws, rules and
regulations.
      14.	Confidential Information.
            (a)	Each party agrees that, from
and after the date of this Agreement, it will treat
confidentially all information provided by any other
party (the "Discloser") regarding the Discloser's
businesses and operations, including without
limitation the investment activities or holdings of
the Portfolio or the Funds ("Confidential
Information"). All Confidential Information
provided by the Discloser shall be used only by the
other party hereto (the "Recipient") solely for the
purposes of rendering services pursuant to this
Agreement, and shall not be disclosed to any third
party, without the prior consent of the Discloser,
except for a limited number of employees,
attorneys, accountants and other advisers of the
Recipient and its affiliates on a need-to-know basis
and solely for the purposes of rendering services
under this Agreement.
            (b)	Confidential Information
shall not include any information that: (i) is public
when provided or thereafter becomes public through
no wrongful act of the Recipient; (ii) is
demonstrably known to the Recipient prior to the
date of this Agreement and is not otherwise subject
to a contractual, fiduciary or other legal obligation
of confidentiality to Discloser; (iii) is independently
developed by the Recipient through no wrongful act
of the Recipient in the ordinary course of business
outside of this Agreement; or (iv) has been
rightfully and lawfully obtained by the Recipient
from any third party, unless such third party owes a
duty of confidentiality to the discloser.
            (c)	In the event that the
Recipient is requested or required (by deposition,
interrogatories, requests for information or
documents in legal proceedings, subpoenas, civil
investigative demand or similar process), in
connection with any proceeding, to disclose any of
the Discloser's Confidential Information, the
Recipient will give the Discloser prompt written
notice of such request or requirement to allow the
Discloser an opportunity to obtain a protective order
or otherwise obtain assurances that confidential
treatment will be accorded to such Confidential
Information. In the event that such protective order
or other remedy is not obtained, disclosure shall be
made of only that portion of the Confidential
Information that is legally required to be disclosed.
All Confidential Information disclosed as required
by law shall nonetheless continue to be deemed
Confidential Information.
      15.	Amendment.  This Agreement may
only be amended in writing signed by the parties to
this Agreement in a manner that is in accordance
with applicable laws, rules and regulations, as
modified or interpreted by any applicable order,
exemptive relief or interpretative release issued by
the SEC. The amendment of Schedule A to this
Agreement for the sole purpose of adding or
removing one or more Fund(s) shall not be deemed
an amendment of this Agreement or an amendment
affecting an already existing Fund and requiring the
approval of shareholders of that Fund.
      16.	Notices.  All notices hereunder shall
be provided in writing. Notices shall be deemed given if delivered in person or by messenger, certified mail with return receipt, or by a reputable overnight delivery service that provides evidence of receipt to the parties; upon receipt if sent by fax; or upon read receipt or reply if delivered by email, at the following addresses:

If to the Adviser:	Hartford
Funds
Management
Company,
LLC
690 Lee Road
Wayne,
Pennsylvania
19087
Attention:
General
Counsel
Telephone:
(610) 386-
1773
Fax: (866)
522-0308
Email:
Walter.Garger
@hartfordfund
s.com

If to the Company:	Hartford
Series Fund,
Inc.
c/o Hartford
Funds
Management
Company,
LLC
690 Lee Road
Wayne,
Pennsylvania
19087
Attention:
Secretary
Telephone:
610-386-4068
Fax: (860)
227-3143
Email:
Thomas.Philli
ps@hartfordfu
nds.com

If to the Sub-Adviser: 	Wellington
Management
Company LLP
280 Congress
Street
Boston,
Massachusetts
02110
Attention:
Legal &
Compliance
      17.	Miscellaneous.
            (a)	This Agreement constitutes
the full and complete agreement of the parties
hereto with respect to the subject matter hereof.
            (b)	Titles or captions of sections
in this Agreement are inserted only as a matter of
convenience and for reference, and in no way
define, limit, extend or describe the scope of this
Agreement or the intent of any provisions thereof.
            (c)	This Agreement may be
executed in several counterparts, all of which
together shall for all purposes constitute one
Agreement, binding on all the parties.
            (d)	This Agreement and the
rights and obligations of the parties hereunder shall
be governed by, and interpreted, construed and
enforced in accordance with the laws of the State of
New York, without giving effect to the choice of
law provisions of that or any other jurisdiction. To
the extent that the applicable laws of the State of
New York conflict with the applicable provisions of
the 1940 Act, the latter shall control. The parties
irrevocably consent to submit to the jurisdiction of
any federal or state court sitting in the State of New
York.
            (e)	If any provision of this
Agreement shall be held or made invalid by a court
decision, statute, rule or otherwise, the remainder of
this Agreement shall not be affected hereby and, to
this extent, the provisions of this Agreement shall
be deemed to be severable.
            (f)	Notwithstanding anything
herein to the contrary, the Sub-Adviser shall be an
independent contractor. Nothing herein shall be
construed as constituting the Sub-Adviser as an
agent of the Adviser, the Company or any Fund,
except to the extent expressly authorized by this
Agreement.
      18.	Third-Party Beneficiaries.  The sole
parties to this Agreement are the Adviser and the
Sub-Adviser, and the Adviser and the Company are
the sole beneficiaries of the Sub-Adviser's services
hereunder. The parties to this Agreement do not
intend for this Agreement to benefit any other third
party, including without limitation a record owner or
beneficial owner of the shares of the Funds of the
Company that are not expressly identified as a party
to this Agreement.  The terms of this Investment
Management Agreement may be enforced solely by
a party to this Agreement.
      19.	Force Majeure.  No party to this
Agreement will be liable for any failure or delay in performing any of its obligations under or pursuant to the Agreement, and any such failure or delay in performing its obligations will not constitute a breach of the Agreement, if such failure or delay is due to any cause whatsoever outside its reasonable control. Any such non-performing party will be entitled to a reasonable extension of the time for performing such obligations. Events outside a party's reasonable control include any event or circumstance that the party is unable to avoid using reasonable skill and care.


[signature page follows]

      PURSUANT TO AN EXEMPTION FROM
THE COMMODITY FUTURES TRADING
COMMISSION IN CONNECTION WITH
ACCOUNTS OF QUALIFIED ELIGIBLE
PERSONS, THIS AGREEMENT IS NOT
REQUIRED TO BE, AND HAS NOT BEEN,
FILED WITH THE COMMODITY FUTURES
TRADING COMMISSION.  THE COMMODITY
FUTURES TRADING COMMISSION DOES
NOT PASS UPON THE MERITS OF
PARTICIPATING IN A TRADING PROGRAM
OR UPON THE ADEQUACY OR ACCURACY
OF COMMODITY TRADING ADVISOR
DISCLOSURE.  CONSEQUENTLY, THE
COMMODITY FUTURES TRADING
COMMISSION HAS NOT REVIEWED OR
APPROVED THIS AGREEMENT.
      IN WITNESS WHEREOF, the parties
hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above.
HART
FORD
FUND
S
MAN
AGE
MENT
COM
PANY
, LLC


By:	 /s/
Vernon
J.
Meyer
______
______
______
___
	Na
me:
Vernon
J.
Meyer
	Titl
e
:

M
a
n
a
g
i
n
g

D
i
r
e
c
t
o
r

a
n
d

C
h
i
e
f

I
n
v
e
s
t
m
e
n
t

O
f
f
i
c
e
r


WEL
LING
TON
MAN
AGE
MENT
COM
PANY
LLP

By:	_/s/
Michae
l J.
Boude
ns
______
______
_____
	Na
me:
Michae
l J.
Boude
ns
	Titl
e:
Senior
Manag
ing
Directo
r

Schedule A

List of Funds


HARTFORD SERIES FUND, INC.
ON BEHALF OF:

	Hartford Balanced HLS Fund
	Hartford Capital Appreciation HLS Fund
	Hartford Disciplined Equity HLS Fund
	Hartford Dividend and Growth HLS Fund
	Hartford Global Growth HLS Fund
	Hartford Healthcare HLS Fund
	Hartford High Yield HLS Fund
	Hartford International Opportunities HLS
Fund
	Hartford MidCap HLS Fund
	Hartford MidCap Value HLS Fund
	Hartford Small Company HLS Fund
	Hartford Stock HLS Fund
	Hartford Total Return Bond HLS Fund
	Hartford Ultrashort Bond HLS Fund
	Hartford Value HLS Fund





Schedule B

Fees Paid to the Sub-Adviser
The Sub-Adviser's fee for each Fund shall be accrued daily at the applicable per annum rate set forth below:
[REDACTED]



204849565_8 LAW
31

204849565_8 LAW